EXHIBIT 99.2
Multimax Incorporated
CONDENSED BALANCE SHEET
(Unaudited)

March 31,	2007	2006
	(In thousands)
Assets
Current Assets
Cash and cash equivalents	$15,394	$4,972
Short-term investments	3,967	4,950
Accounts receivable, net of reserves of $1,639 in 2007 and zero in 2006	79,368	33,419
Cost in excess of revenue earned on uncompleted contracts	—	14,826
Prepaid expenses and other assets	4,353	617
Deferred tax asset	6,132	3,331

Total current assets	$109,214	$62,116
Property and Equipment, at cost
Building, furniture, fixtures, vehicles	262	213
Network equipment	2,435	786
Other support equipment	5,043	6,367

	$7,740	$7,366
Less: accumulated depreciation	(4,453)	(5,424)

	$3,287	$1,942

Other Assets
Investment in subsidiary	1	—
Goodwill	33,920	—
Other intangible assets, net of amortization of $2,773 in 2007	11,313	—
Cost in excess of revenue earned on uncompleted contracts	—	13,142
Other long-term assets		247
Deferred tax asset	19,516	3,813

	$64,750	$17,202

Total Assets	$177,251	$81,259

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$16,205	$480
Accrued salaries and wages	19,238	11,401
Accrued cost on uncompleted contracts	2,574	—
Accrued expenses	2,486	5,698
Income taxes payable	346	421
Current portion of capital leases	62	—

Total current liabilities	$40,911	$18,000
Other Liabilities
Capital leases payable	128	—
Other long-term liabilities	123	81

Total other liabilities	$251	$81
Stockholders’ Equity
Preferred stock	65,000	—
Additional paid-in capital	30,364	69,480
Accumulated earnings/(deficit)	40,725	(6,302)

Total stockholders’ equity	$136,089	$63,178

Total Liabilities and Stockholders’ Equity	$177,251	$81,259

Multimax Incorporated
CONDENSED STATEMENT OF EARNINGS
(Unaudited)

Quarter Ended March 31,	2007	2006
	(In thousands)

Revenue	$78,884	$48,070

Cost of revenue	49,701	18,539

Gross profit	$29,183	$29,531

Indirect expenses	12,790	8,296

Operating earnings	$16,393	$21,235

Interest and other income	336	92
Other expenses	(1,280)	(289)

Net Earnings before Income Taxes	$15,449	$21,038

Income tax expense	6,229	7,384

Net Earnings	$9,220	$13,654

Multimax Incorporated
CONDENSED STATEMENT OF CASH FLOWS
(Unaudited)

Quarter Ended March 31,	2007	2006
	(In thousands)
Cash Flows from Operating Activities
Net earnings	$9,220	$13,654
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provisions for bad debt and rate variances	(365)	—
Amortization of discount on short-term investments	—	(50)
Depreciation	507	449
Amortization	832	—
Deferred tax benefit	(52)	(421)
Contribution of tax benefit from parent	—	5,970
Changes in operating assets and liabilities:
Accounts receivable	(20,922)	(13,894)
Costs accumulated in excess of revenues earned on uncompleted contracts	100	5,278
Prepaid expenses and other assets	(2,000)	(154)
Non-current assets	(1)	49
Accounts payable	2,566	(1,175)
Accrued payroll	(1,861)	(575)
Income taxes payable	(2,601)	(2,910)
Accrued expenses and other liabilities	(4,217)	4,509

Net Cash Provided by Operating Activities	$(18,794)	$10,730

Cash Flows from Investing Activities
Purchases of property and equipment	$(475)	$—
Acquisition of business, principally goodwill and intangible assets	(132)	(113)
Maturities of short-term investments	—	3,000
Purchases of short-term investments	—	(2,943)

Net Cash Used in Investing Activities	$(607)	$(56)

Cash Flows from Financing Activities
Dividend to Parent	$—	$(18,000)
Payment on capital leases	(19)	—

Net Cash Used in Financing Activities	$(19)	$(18,000)

Net Decrease in Cash	$(19,420)	$(7,326)
Cash and Cash Equivalents, beginning of period	34,814	12,298

Cash and Cash Equivalents, end of period	$15,394	$4,972

Multimax Incorporated
Notes to the Financial Statements for the Interim First Quarters ended March 31, 2007 and 2006
(amounts are in thousands unless otherwise disclosed)

NOTE A—BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS
Multimax Incorporated (the Company) as of the reporting date, was a wholly owned subsidiary of Netco Government Services LLC (a.k.a. Netco Government Services, Inc) (Parent). The accompanying unaudited condensed financial statements were prepared to show the historical operating results of the Company for the Interim Quarter Ended March 31, 2007.

The unaudited condensed financial statements of the Company included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, the condensed financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for the interim periods. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements of the Company including the notes thereto for the year ended December 31, 2006 included elsewhere in this Current Report on Form 8-K/A. The Company’s financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of the Company in the future.

The company is an enterprise integration solutions provider offering network, information technology products, architecture, design, engineering, implementation and management services for enterprise information technology systems primarily to the U.S. federal government market. The Company’s services enable government agencies to transform their enterprise information and technology systems into less-complex, easily managed and secure networks.

The Company is a provider of network management services to the Navy Marine Corps Intranet (NMCI) project as a tier one subcontractor to Electronic Data Systems (EDS), among other contracts. A majority of the Company’s revenue is related to the NMCI project (see Note G). The objective of the NMCI project is to provide the Navy and the Marine Corps with comprehensive, end-to-end information services through a new common computing and communications environment. The Company is responsible for voice, video and data network services from the telecommunications demarcation at each base to the wall port at each seat.
NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Acquisition and Combination

In accordance with SFAS No. 141, “Business Combinations,” the Company accounts for all business combinations by the purchase method. Furthermore, the Company recognizes intangible assets apart from goodwill if they arise from contractual or legal rights or if they are separable from goodwill.

As discussed in the notes to the audited financial statements for the year ended December 31, 2006, included elsewhere in this Current Report on Form 8-K/A, the Parent acquired all of the issued and outstanding shares of Multimax Incorporated for cash on May 31, 2006. Effective July 1, 2006, all of the assets of the Parent were

Multimax Incorporated
Notes to the Financial Statements for the Interim First Quarters ended March 31, 2007 and 2006
(amounts are in thousands unless otherwise disclosed)

contributed to Multimax. The financial statements included in this exhibit reflect the historical operations of the Parent company and the operations of Multimax from the date of acquisition. The operations of Multimax prior to the acquisition are excluded from these financial statements.
NOTE C—RECENT ACCOUNTING PRONOUNCEMENTS
In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“Statement 157”). Statement 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Statement 157 applies under other accounting pronouncements that require fair value measurement in which the FASB concluded that fair value was the relevant measurement, but does not require any new fair value measurements. Statement 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact Statement 157 will have on its financial position, results of operations and cash flows.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“Statement 159”). Statement 159 allows companies to voluntarily choose, at specified election dates, to measure many financial assets and financial liabilities at fair value (the “fair value option”). The election is made on an instrument-by-instrument basis and is irrevocable. If the fair value option is elected for an instrument, all unrealized gains or losses in fair value for that instrument shall be reported in earnings at each subsequent reporting date. Statement 159 is effective for fiscal years that begin after November 15, 2007. The Company is currently evaluating the impact Statement 159 will have on its financial position, results of operations and cash flows.
NOTE D—ACCOUNTS RECEIVABLE
Accounts receivable consist of the following at:

March 31,	2007	2006

Billed	$68,494	$32,450
Unbilled	12,513	969

	$81,007	$33,419
Less: reserves for doubtful accounts	1,639	—

	$79,368	$33,419

Unbilled accounts receivable are composed primarily of unbilled costs from billing customers on the basis of contractual terms. Unbilled accounts receivable have been classified as current assets in accordance with industry practice. Management believes that substantially all unbilled receivables at March 31, 20007 will be billed in the next 12 months.

Multimax Incorporated
Notes to the Financial Statements for the Interim First Quarters ended March 31, 2007 and 2006
(amounts are in thousands unless otherwise disclosed)

NOTE E—ADDITIONAL PAID-IN CAPITAL
During the quarter ended March 31, 2006, the Company paid a dividend to its parent of $18 million and received a contribution of tax benefits from parent of $5.97 million.
NOTE F—INCOME TAXES
As required under Accounting Principles Board (“APB”) Opinion No. 28, “Interim Financial Reporting”, the Company has estimated its annual effective tax rate for the full fiscal year 2007 and applied that rate to its income before income taxes in determining its provision for income taxes for the three months ended March 31, 2007. For the three months ended March 31, 2007 and 2006, the Company’s consolidated annualized effective tax rate was 40.3% and 35.1%, respectively. These rates are determined excluding the effect of significant unusual items or items that are reported net of their related tax effects. The tax effect of significant unusual items is reflected in the period in which they occur. The increase in the annualized effective tax rate for the three months ended March 31, 2007 from the three months ended March 31, 2006 was due primarily to an increase in state income taxes expected for 2007.

In July 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109” (“FIN 48”), FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with Statement 109 and prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted FIN 48 on January 1, 2007. There has been no change in the Company’s financial position and results of operations due to the adoption of FIN 48.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits as a component of tax expense. For the three months ended March 31, 2007, there have been no interest and penalties accrued.
NOTE G—MAJOR CUSTOMER
The Company has an indefinite quantity-type contract with EDS to complete the NMCI project (NMCI Contract). The NMCI Contract covers a base period of five years through September 2005, and was later amended to add two years to the base term. In March 2006, the NMCI Contract was extended an additional three years through September 2010. For the period ending March 31, 2007, 39% of the company’s revenue was realized through the NMCI Contract with the remainder originating primarily between contracts with the Harris Corporation, the U.S. Air Force, the U.S. Navy, and the U.S. Army.

Contract amounts, related to the NMCI contract and included in the balance sheet, are as follows:

March 31,	2007	2006

Accumulated costs incurred on uncompleted contract	$347,913	$284,902
Accumulated costs recognized	(350,487)	(257,206)

Accrued cost on uncompleted contract	$(2,574)	$—

Costs accumulated in excess of revenues earned on uncompleted contracts	$—	$27,969	A

(A)	Consists of $14,826 included in current cost in excess of revenues and $13,143 included in other long term assets.

Multimax Incorporated
Notes to the Financial Statements for the Interim First Quarters ended March 31, 2007 and 2006
(amounts are in thousands unless otherwise disclosed)

NOTE H— GOODWILL AND OTHER INTANGIBLE ASSETS
The following table sets forth information for intangible assets subject to amortization and for intangible assets not subject to amortization:

March 31,	2007	2006

Amortized intangible assets:
Gross Carrying Amount	$14,086	$—
Less accumulated amortization	2,773	—

Amortized intangible assets — net	$11,313	$—

Unamortized intangible assets:
Goodwill	$33,920	$—

Information about estimated amortization expense for intangible assets subject to amortization for the balance of 2007 and the next four years is as follows:

Amortization
Expense

2007	$2,495
2008	3,327
2009	3,261
2010	2,230
2011	0

$11,313